SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER

                           THE SECURITIES ACT OF 1933
                           ---------------------------

                           Kelly's Coffee Group, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

            Colorado                                     84-1062062
           ----------                                   ----------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                  268 West 400 South, Salt Lake City, UT 84101
                  --------------------------------------------
                    (Address of principal executive offices)

              2000 Stock Benefit Plan of Kelly's Coffee Group, Inc.
              -----------------------------------------------------
                            (Full title of the plan)


          Richard Surber, 268 West 400 South, Salt Lake City, UT 84101
          ------------------------------------------------------------
                     (Name, address, including zip code, of
                             agent for service)

                   Telephone number for Issuer: (801)575-8073
                                  -------------

                                      CALCULATION OF REGISTRATION FEE

Title of Securities            Amounts to     Proposed Maximum        Proposed Maximum            Amount of
to be Registered                   be        Offering Price Per     Aggregate Offering          Registration
                               Registered       Share(1)                 Price                       Fee
==============================================================================================================

Common Stock, 0.001 par       12,000,000       $0.23                  $2,760,000            $728.64
value
============================ ============   ===================  =====================    ==================

(1) Bona Fide estimate of maximum offering price solely for calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, based on the average bid and asked price of the registrant's common stock as of January 25, 2000 a date within five business days prior to the date of filing of this registration statement.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein.

              1999 Stock Benefit Plan of Kelly's Coffee Group, Inc.
                  Cross-Reference Sheet Pursuant to Rule 404(a)

         Cross-reference between items of Part I of Form S-8 and the Section 10(a) Prospectus that will be delivered to each employee, consultant, or director who participates in the Plan.

Registration Statement Item Numbers and Headings           Prospectus Heading
------------------------------------------------           ------------------

1.       Plan Information                               Section 10(a) Prospectus

2.       Registrant Information and                     Section 10(a) Prospectus
         Employee Plan Annual Information



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The following documents filed by Kelly's Coffee Group, Inc., a Colorado corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         1. The Company's Annual Report on Form 10-KSB for the fiscal year ended February 28, 1999.

         2. All reports  filed by the Company  with the  Commission  pursuant to
Section 13(a) or 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year ended February 28, 1999.

         3. The description and specimen certificate of the Common Stock contained in the Company's Form S-18 Registration Statement filed on September 16, 1988 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

         Prior to the filing, if any, of a post-effective amendment that indicates that all securities covered by this Registration Statement have been sold or that de-registers all such securities then remaining unsold, all reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         The common stock of the Company being registered pursuant to this Registration Statement is part of a class of securities registered under Section 12 of the Exchange Act. A description of such securities is contained in the Company's Form S-18 Registration Statement filed with the Commission on September

16, 1988 and any amendment or report filed for the purpose of updating such description. Said description is incorporated herein by reference. (See "Item 3. Incorporation of Documents by Reference.")

Item 5. Interests of Named Experts and Counsel

          No expert is named as preparing or certifying all or part of the registration statement to which this prospectus pertains, and no counsel for the Company who is named in this prospectus as having given an opinion on the validity of the securities being offered hereby was hired on a contingent basis or has or is to receive, in connection with this offering, a substantial interest, direct or indirect, in the Company.

Item 6. Indemnification of Directors and Officers

         Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to members of the board of directors, officers, employees, or persons controlling the Company pursuant to the immediately subsequent provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         The Company, however, is incorporated in the State of Colorado which under Sections 7-108-402 and 7-108-403 of the Colorado Code provides that a corporation may limit or eliminate officers' and directors' personal liability to the corporation or its shareholders for breach of fiduciary duty so long as liability is not eliminated or limited for any breach of the director's duty of loyalty to the corporation or to its shareholders, acts or omissions involving intentional misconduct, fraud or a knowing violation of law, for any transaction from which the director directly or indirectly derived an improper personal benefit or for the payment of unlawful distributions.

         Section Eight of Article IX of the Company's Articles of Incorporation provides that the Company shall indemnify its officers and directors for any liability, including reasonable costs of defense, arising out of any act or omission of any officer or director on behalf of the Corporation to the fullest extent required or permitted by the Colorado Corporation Code, as amended.

         The foregoing discussion of indemnification merely summarizes certain aspects of indemnification provisions and is limited by reference to the Colorado Code Sections 7-108-402 and 7-108-403 and Article XI of the Company's Bylaws and the Company's Articles of Incorporation, or any amendments thereto.

Item 7.   Exemption from Registration Claimed

         No restricted securities are being re-offered or resold pursuant to this registration statement.

Item 8. Exhibits.

         The exhibits attached to this Registration  Statement are listed in the
Exhibit Index, which is found on page 8.

Item 9.  Undertakings

(a)      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) To treat, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment as a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                 [THIS SPACE HAS BEEN INTENTIONALLY LEFT BLANK]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Salt Lake City, Utah on January 26, 2000.

                                       Kelly's Coffee Group, Inc.

                                       By:  /s/ Richard Surber
                                          --------------------------
                                       Richard Surber, as President and Director

                                POWER OF ATTORNEY

         KNOW  ALL MEN BY THESE  PRESENTS,  that  each  person  whose  signature appears below constitutes and appoints Richard D. Surber with power of substitution, as his attorney-in-fact for him, in all capacities, to sign any amendments to this registration statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature                         Title                      Date

 /s/ Richard D. Surber    President and Director         January 26, 2000
--------------------------
Richard D. Surber

 /s/ Kevin J. Schillo     Director                       January 26, 2000
--------------------------
Kevin J. Schillo

 /s/ David Wolfson        Director                       January 26, 2000
--------------------------
David Wolfson

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933




                           Kelly's Coffee Group, Inc.
                            (A Colorado corporation)

                                     INDEX TO EXHIBITS

                                                                 Sequentially
Exhibits  SEC Ref. No.      Description of Exhibit               Numbered Pages
--------  ------------      ----------------------              --------------

  A           4        2000 Stock Benefit Plan of the Company          8

  B        5, 23(b)    Opinion and consent of Counsel with respect    13
                       to the legality of the issuance of
                       securities being issued

  C          23(a)      Consent of Accountant                         16